Exhibit 10.3

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of April 26, 2026, is entered into by and among RE/MAX Holdings, Inc., a Delaware corporation (“Wildlife”), and each of the undersigned stockholders (each, the “Stockholder” and together, the “Stockholders”) of RIHI, Inc., a Delaware corporation (the “Company”).

WHEREAS, this Agreement is being entered into in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company, Wildlife and the other parties thereto (as the same may be amended, supplemented or modified, the “Merger Agreement”), and the Arrangement Agreement and Plan of Merger, dated as of the date hereof, by and among Wildlife, The Real Brokerage Inc., a company existing under the laws of the Province of British Columbia (“Wildlife Merger Parent”), and the other parties thereto (as the same may be amended, supplemented or modified, the “Wildlife Merger Agreement”);

WHEREAS, as of the date of this Agreement, each Stockholder owns beneficially or of record, and has the power to vote or direct the voting of, the shares of the Company’s Series A Common Stock (the “Series A Common Stock”) and owns beneficially or of record, the shares of the Company’s Series B Common Stock, each as set forth on Schedule A hereto (all such shares, the “Existing Shares”), and understands and agrees that this Agreement shall apply as well to all other shares of Company common stock or other voting securities of the Company over which such Stockholder has acquired, after the date hereof and prior to the termination of this Agreement, beneficial or record ownership or the power to vote or direct the voting thereof (including any such shares or other voting securities of the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Company equity awards) or otherwise) (together with the Existing Shares, the “Shares”);

WHEREAS, each Stockholder acknowledges that the execution and delivery of this Agreement by the Stockholder is a material inducement and condition to (i) Wildlife’s willingness to enter into the Merger Agreement and (ii) Wildlife’s and Wildlife Merger Parent’s willingness to enter into the Wildlife Merger Agreement, and that Wildlife is entering into the Merger Agreement and Wildlife and Wildlife Merger Parent are entering into the Wildlife Merger Agreement in reliance upon each Stockholder’s execution, delivery and performance of this Agreement;

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.	Effectiveness; Termination.

a.	This Agreement shall be effective upon signing and, subject to Section 2(b) hereof, shall remain in effect until, and shall terminate upon, the earliest to occur of (a) the First Effective Time and (b) the termination of the Merger Agreement in accordance with its terms, and; provided, that (i) Sections 13 through 19 hereof shall survive any termination of this Agreement, and (ii) termination of this Agreement shall not relieve any party of any liability or damages resulting from such party’s fraud or any knowing and intentional breach of any covenant or obligation contained herein (as such terms are defined in the Merger Agreement).

b.	Notwithstanding the preceding Section 2(a) or anything else in this Agreement to the contrary, if (x) the Wildlife Merger Agreement is terminated by Wildlife in accordance with Section 7.1(e)(i) thereof (Superior Proposal) and, in connection with such termination, Wildlife enters into an Acquisition Agreement (as defined in the Wildlife Merger Agreement) with respect to an Acquisition Proposal (as defined in the Wildlife Merger Agreement) that the Wildlife Board has determined constitutes a Superior Proposal (as defined in the Wildlife Merger Agreement), (y) there is a publicly announced or disclosed an alternative transaction prior to any termination of the Wildlife Merger Agreement, the Wildlife Merger Agreement is terminated in accordance with its terms, and Wildlife thereafter enters into a definitive Acquisition Agreement with the party making such proposal or any of its affiliates, or (z) following any termination of the Wildlife Merger Agreement, but in any event within one (1) year of the date hereof, the Wildlife Board approves or recommends a definitive Acquisition Agreement with respect to any other transaction that constitutes a Change of Control under (and as defined in) the Tax Receivable Agreement dated as of October 7, 2013, between the Company and Wildlife (as the same may be amended, supplemented or otherwise modified, the “Tax Receivable Agreement”) (any such Acquisition Agreement, as the same may be amended, supplemented or modified, the “Subsequent Merger Agreement”), then this Agreement shall continue in full force and effect subject to the following:

i.	the terms of this Agreement shall apply with respect to (x) the Merger Agreement (as it may be amended or modified in connection with the Subsequent Merger Agreement), (y) the Subsequent Merger Agreement, as if it were the Wildlife Merger Agreement, and the counterparty to Wildlife thereto, as if it were Wildlife Merger Parent, and (z) the Superior Proposal or other alternative transaction and the other transactions contemplated by the Subsequent Merger Agreement, as if they were the Mergers under (and as defined in the Wildlife Merger Agreement) and the other transactions contemplated by the Wildlife Merger Agreement, and

ii.	each Stockholder shall (x) cooperate in order to acquire all consents and approvals of the holders of Common Stock, if necessary, including by executing and delivering, or causing to be executed and delivered, to the Company upon request a written consent, substantially in the form and substance as the Written Consent (as defined in the Merger Agreement), with such changes as Wildlife may deem necessary or advisable to reflect Merger Agreement (as it may be amended or modified in connection with the Subsequent Merger Agreement) and the Subsequent Merger Agreement and the transactions contemplated thereby, evidencing such Stockholder’s approval and adoption of the Merger Agreement (as it may be amended or modified in connection with the Subsequent Merger Agreement) and the Subsequent Merger Agreement and the transactions contemplated thereby and reaffirming such Stockholder’s waiver of any appraisal or dissenters’ rights with respect thereto and to complete the intent and purposes of the Stockholders’ obligations under this Agreement with respect thereto, and (y) perform with respect to the Subsequent Merger Agreement and the transactions contemplated thereby all of the other covenants of the Stockholder contemplated by this Agreement with respect to the Merger Agreement and the Wildlife Merger Agreement and the transactions contemplated thereby, until the earliest of (A) the consummation of the transactions contemplated by the Subsequent Merger Agreement and (B) the termination of the Subsequent Merger Agreement in accordance with its terms.

3.	Voting and Support Agreement. Each Stockholder hereby irrevocably and unconditionally:

a.	Agrees that, during the term of this Agreement, it shall exercise, or cause to be exercised, all voting or other determinative rights that such Stockholder has in any trust or other legal entity (i) consistent with the terms of the Stockholder’s obligations under this Agreement and (ii) in such manner as to otherwise carry out the intent and purposes of the Stockholder’s obligations in this Agreement.

b.	Agrees not to, directly or indirectly, commence or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against Wildlife, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement, the Wildlife Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim alleging a breach of any fiduciary duty of the Company’s board of directors in connection with the Mergers and any claim challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement.

c.	Grants to, and appoints, Wildlife, and any individual designated in writing by Wildlife, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to execute or cause the execution of the Written Consent and any similar consent relating to the matters described in this Agreement, to attend on behalf of such Stockholder any meeting of the stockholders of the Company with respect to any of the matters described in this Agreement, to include the Common Stock (to the extent entitled to be included) in any computation for purposes of establishing a quorum at any such meeting, to vote or cause to be voted the Common Stock (to the extent entitled to vote), and, in furtherance of the foregoing purposes and the intent of this Agreement, to execute and deliver in the name and on behalf of such Stockholder, any and all proxies, consents, instruments, certificates, other documents and agreements, and to take any and all other actions, in each case as Wildlife or its designee may reasonably determine to be necessary or appropriate to give effect to the matters contemplated by this Agreement and to consummate the transactions contemplated by the Merger Agreement or the Wildlife Merger Agreement.

d.	Understands and acknowledges that Wildlife is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Agreement are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked prior to the termination of this Agreement, and is binding on all heirs, successors and assigns of such Stockholder and any future holder or beneficial owner of the Shares (howsoever acquired, whether by transfer or otherwise). Each Stockholder hereby ratifies and confirms that such irrevocable proxy and power of attorney may lawfully do or cause to be done the actions authorized under this Agreement by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with Section 212(e) of the DGCL and any similar law. The power of attorney granted hereunder is a durable power of attorney and shall survive the death, bankruptcy or incapacity of such Stockholder. The irrevocable proxy and power of attorney granted hereunder shall automatically terminate upon the termination of this Agreement. Upon delivery of written request by Wildlife, such Stockholder shall as promptly as practicable execute and deliver to Wildlife a separate written instrument or proxy that embodies the terms of this Section 3(d).

e.	Agrees that the obligations of the Stockholders set forth in this Section 3 shall apply whether or not the adoption of the Merger Agreement or any action described above is recommended by the Company Board (or any committee thereof).

4.	Matters Concerning the Delta Stockholders.

a.	Notwithstanding anything to the contrary in this Agreement, each of David Liniger and Gail Liniger (each, a “Delta Stockholder” and collectively, “Delta Stockholders”) agrees that, following the expiration of the election deadline applicable to the election of the form of merger consideration pursuant to the Wildlife Merger Agreement, the election made by such Delta Stockholder shall be adjusted automatically, if and to the extent necessary to ensure that the transactions contemplated by the Wildlife Merger Agreement qualify as a “reorganization” within the meaning of Section 368(a) of the Code, including if applicable by increasing the portion of stock consideration to be received by such Delta Stockholder.

b.	Subject to the terms and conditions set forth in this Agreement, each Delta Stockholder shall use their reasonable best efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to (i) obtain all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including under antitrust, competition or foreign investment Law, from Governmental Entities and make all necessary registrations and filings and take all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid Actions by, any Governmental Entities, (ii) obtain all necessary consents, approvals or waivers from third parties, (iii) defend any Action, lawsuits or other actions, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions and (iv) execute and deliver any additional instruments necessary to consummate the Transactions.In furtherance and not in limitation of the foregoing, each Delta Stockholder shall (i) as promptly as reasonably practicable (and in any event within fifteen (15) Business Days after the date of this Agreement), file with the Federal Trade Commission and the Antitrust Division of the Department of Justice a Notification and Report Form relating to the transactions contemplated by the Merger Agreement and the Wildlife Merger Agreement as required by the HSR Act, which shall request early termination of the HSR Act waiting period to the extent available, (ii) as soon as reasonably practicable, and in any event within fifteen (15) Business Days following the date of this Agreement, file comparable notification filings, forms and submissions, or draft notification filings, forms and submissions (if applicable), with any Governmental Entity that are required by other applicable antitrust, competition or foreign investment Legal Requirements in connection with the transactions contemplated by the Merger Agreement and the Wildlife Merger Agreement, (iii) promptly furnish Wildlife and Wildlife Merger Parent, subject in appropriate cases to appropriate confidentiality agreements to limit disclosure to outside lawyers and consultants, with such information and reasonable assistance as such other party and its Affiliates and Subsidiaries may reasonably require in connection with their preparation of necessary or advisable filings, notifications, responses, and submissions of information to any Governmental Entity, (iv) promptly supply any additional information and documentary material that may be required or requested pursuant to any applicable Law or Action by any Governmental Entity, including a Request for Additional Information and Documentary Material, and (v) take or cause to be taken all other actions necessary, proper or advisable to obtain all applicable clearances, consents, authorizations, approvals or waivers, cause the expiration or termination of all applicable waiting periods and avoid or resolve any Action or threatened Action with respect to the Mergers and the other transactions contemplated by the Merger Agreement or the Wildlife Merger Agreement under any applicable Law as promptly as practicable and in any event so as to allow the Closing (as defined in the Wildlife Merger Agreement) to occur prior to the End Date (as defined in the Wildlife Merger Agreement). Without limiting the foregoing, neither Delta Stockholder shall, nor shall it cause any of its Affiliates to, without the prior written consent of Wildlife, extend (or take any action with the effect of extending) any waiting period or comparable period under the HSR Act. Each Delta Stockholder hereby acknowledges and agrees that the consummation of the transactions contemplated by the Merger Agreement and the Wildlife Merger Agreement is conditioned upon, and predicated on, such Delta Stockholder making any filings required pursuant to the HSR Act in connection with the transactions contemplated by the Wildlife Merger Agreement and the Merger Agreement, and obtaining expiration or termination of any applicable waiting periods thereunder.

5.	Prohibition on Transfers and Conversion.

a.	Each Stockholder hereby agrees that it will not, prior to the termination of this Agreement, without the prior written consent of Wildlife, (i) directly or indirectly offer for sale, sell, transfer, assign, give, convey, grant a proxy with respect to, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, voting, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”), or (ii) request the conversion or exchange of any OpCo common units to or for shares of Wildlife Common Stock.

b.	Notwithstanding the foregoing, nothing in this Agreement shall prohibit a Transfer of Shares (i) for estate-planning purposes, or to an Affiliate, or with respect to a trust over which such Stockholder has sole or shared investment power, so long as (A) the transferee, prior to the time of such Transfer, agrees in a signed writing satisfactory to Wildlife to be bound by and comply with the provisions of this Agreement (the “Transferee Consent”), (B) the Stockholder provides at least five (5) Business Days’ prior written notice to Wildlife of any such Transfer (which shall include the Transferee Consent) and (C) the Stockholder shall remain responsible for any breach of this Agreement by such transferee, or (ii) by testamentary disposition or the laws of intestate succession so long as the Shares being transferred in such testamentary disposition continue to be subject to this Agreement and the recipient thereof agrees to be bound by the terms of this Agreement (any Transfer permitted in accordance with this Section 5(b), a “Permitted Transfer”).

c.	Any transfer in violation of this Agreement shall be void ab initio. Each Stockholder hereby agrees that it shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

6.	Additional Stockholder Covenants.

a.	Each Stockholder shall not, and shall cause its controlled Affiliates and use its reasonable best efforts to cause its other Representatives not to, take any action which, if it were taken by the Company or its Representatives, would violate Section 4.3(a) and Section 5.11 of the Merger Agreement.

b.	Each Stockholder agrees that, in the event that it acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares, Schedule A shall be deemed amended accordingly and such Shares shall automatically become subject to the terms of this Agreement, and the Stockholder shall promptly notify Wildlife of any such event.

c.	Each Stockholder represents, covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into during the term of this Agreement, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Stockholder’s obligations under this Agreement and (ii) has not granted, and shall not grant during the term of this Agreement, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the Stockholder’s obligations under this Agreement.

d.	Each Stockholder represents, covenants and agrees that it has not entered into and will not enter into any agreement or commitment with any person the effect of which would violate any of the provisions and agreements set forth herein or have the effect of preventing, impairing or adversely affecting the performance by such Stockholder of the Stockholder’s obligations under this Agreement. With respect to any shares of Series A Common Stock over which the Stockholder has shared voting power, each Stockholder shall exercise its individual voting power over such shares in a manner consistent with the Stockholder’s voting obligations under this Agreement with respect to the Shares.

e.	Each Stockholder agrees, from time to time, at the reasonable request of Wildlife and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.	Representations of the Stockholders. Each Stockholder represents and warrants as follows:

a.	The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Limitations. If the Stockholder is a natural person who is married and resides in a community property state, then such Stockholder’s spouse either (i) has executed and delivered to Wildlife a spousal consent in the form of Annex II hereto concurrent with the execution and delivery hereof or (ii) is a Stockholder that is otherwise subject to this Agreement.

b.	The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) if not an individual, contravene, conflict with or result in a violation of any material provision of the organizational documents of Stockholder, (ii) result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (as defined in the Wildlife Merger Agreement) (other than Permitted Encumbrances (as defined in the Wildlife Merger Agreement)) upon any of the properties or assets of Stockholder under any agreement to which Stockholder is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to the Stockholder or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay the Stockholder’s ability to satisfy its obligations hereunder.

c.	Other than, in the case only of the Delta Stockholders, the actions contemplated by Section 4(c), no consent from or filing with any Governmental Entity is required to be obtained or made by the Stockholder in connection with the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated by this Agreement, the Merger Agreement and the Wildlife Merger Agreement.

d.	The Stockholder owns beneficially or of record the Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Series A Common Stock and Series B Common Stock owned beneficially or of record by the Stockholder or over which the Stockholder, directly or indirectly, has sole or shared voting and dispositive authority, and such ownership is free and clear of any proxy, voting restriction, adverse claim or other Encumbrance (as defined in the Wildlife Merger Agreement), other than any restrictions created by this Agreement or under applicable federal or state securities laws.

e.	As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act and the rules and regulations promulgated thereunder, each as amended from time to time.

8.	Representations of Wildlife. Wildlife represents and warrants as follows:

a.	Wildlife is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Wildlife has all requisite corporate power and authority to execute and deliver this Agreement and to perform Wildlife’s obligations hereunder. The execution and delivery of this Agreement by Wildlife and the consummation by Wildlife of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Wildlife. This Agreement has been duly executed and delivered by Wildlife and constitutes a valid and binding obligation of Wildlife enforceable against Wildlife in accordance with its terms, subject to the Enforceability Limitations.

b.	The execution and delivery of this Agreement by Wildlife does not, and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time, or both), (i) contravene, conflict with or result in a violation of any material provision of the organizational documents of Wildlife, (ii) result in a violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance (as defined in the Wildlife Merger Agreement) (other than Permitted Encumbrances (as defined in the Wildlife Merger Agreement)) upon any of the properties or assets of Wildlife under any agreement to which Wildlife is a party or (iii) contravene, conflict with or result in a violation of any Law applicable to Wildlife or any of its properties or assets, other than any such contraventions, conflicts or violations that would not reasonably be expected to, individually or in the aggregate, prevent, impede or materially delay Wildlife’s ability to satisfy its obligations hereunder.

9.	Publicity. Each Stockholder hereby authorizes Wildlife and Wildlife Merger Parent to publish and disclose in any announcement or disclosure in connection with the Mergers or otherwise in connection with the Merger Agreement or the Wildlife Merger Agreement, including in the Registration Statement, the Proxy Statement/Prospectus and any other filing with any Governmental Entity made in connection with the Mergers, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligations under this Agreement. Each Stockholder agrees to notify Wildlife as promptly as practicable of any inaccuracies or omissions in any information relating to such Stockholder that is so published or disclosed.

10.	Stock Dividends, Etc. In the event of any change in the Shares by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11.	Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement and the Wildlife Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or any legal or beneficial interest in or voting or other control over any of the Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

12.	Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as otherwise provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

13.	Remedies. The parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, any non-breaching party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each of the parties hereby waives any requirement for the securing or posting of any bond in connection with any such remedy. The parties further agree not to assert that (a) a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason or (b) a remedy of monetary damages would provide an adequate remedy.

14.	Governing Law; Venue; Waiver of Jury Trial.

a.	This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles or any borrowing statute of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action, suit or other legal proceeding between any of the parties arising out of or relating to this Agreement, or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chosen Court; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from the Chosen Court; and (iii) agrees that it will not bring any such action in any court other than the Chosen Court.

b.	EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

15.	Notice. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the second Business Day after being sent; (c) if sent via a national courier service, two Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other address or email address as such party shall have specified in a written notice given to the other parties hereto):

if to a Stockholder, to the applicable address set forth on the signature pages hereto with a copy (which shall not constitute notice) to:

Bryan Cave Leighton Paisner LLP

1700 Lincoln Street, Suite 4100

Denver, CO 80203

Attention: Charles D. Maguire; Todd Kaye; Tyler Mark

Email: charles.maguire@bclplaw.com; todd.kaye@bclplaw.com;

tyler.mark@bclplaw.com

if to Wildlife, to the following addresses:

RE/MAX Holdings, Inc.
5075 S. Syracuse Street
Denver, Colorado 80237
Attention: [Intentionally Omitted]
Email: [Intentionally Omitted]

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: Gavin Grover; Michael O’Bryan; Joseph Sulzbach
Email: ggrover@mofo.com; mobryan@mofo.com; jsulzbach@mofo.com

16.	Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Stockholders and Wildlife shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted only so broad as is enforceable.

17.	Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by the Stockholders and Wildlife, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

18.	No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies to each Stockholder solely in the Stockholder’s capacity as a stockholder of the Company, and, to the extent a Stockholder serves as a member of the board of directors or as an officer of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer and not as a Stockholder.

19.	Counterparts. This Agreement may be executed in multiple counterparts, including via facsimile, e-mail in “portable document format” form transmission, or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, all of which shall be considered one and the same agreement and shall become effective when the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

20.	No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

The parties have caused this Agreement to be duly executed as of the date first above written.

RE/MAX HOLDINGS, INC.

By:	/s/ Susan Winders
Name:	Susan Winders
Title:	Chief Legal Officer and Chief Compliance Officer

[Signature Page to RIHI Voting and Support Agreement]

The parties have caused this Agreement to be duly executed as of the date first above written.

ADAOS TRUST, DATED AUGUST 18, 1992

By:	/s/ David L. Liniger
Name:	David L. Liniger
Title:	Trustee

Address: [Intentionally Omitted]

Attention: [Intentionally Omitted]

Email: [Intentionally Omitted]

[Signature Page to RIHI Voting and Support Agreement]

The parties have caused this Agreement to be duly executed as of the date first above written.

GAIL A. LINIGER REVOCABLE TRUST, DATED APRIL 23, 2023

By:	/s/ David L. Liniger
Name:	David L. Liniger
Title:	Trustee

Address: [Intentionally Omitted]

Attention: [Intentionally Omitted]

Email: [Intentionally Omitted]

[Signature Page to RIHI Voting and Support Agreement]

The parties have caused this Agreement to be duly executed as of the date first above written.

DAVID L. LINIGER

/s/ David L. Liniger
David L. Liniger

Address: [Intentionally Omitted]

Attention: [Intentionally Omitted]

Email: [Intentionally Omitted]

[Signature Page to RIHI Voting and Support Agreement]

The parties have caused this Agreement to be duly executed as of the date first above written.

GAIL A. LINIGER

/s/ Gail A. Liniger
Gail A. Liniger

Address: [Intentionally Omitted]

Attention: [Intentionally Omitted]

Email: [Intentionally Omitted]

[Signature Page to RIHI Voting and Support Agreement]

Schedule A

Existing Share Information

[Intentionally Omitted]

ANNEX I

Spousal Consent

[Intentionally Omitted]